EXHIBIT 10.54

ASPEN TECHNOLOGY, INC.

RESTATED 2001 STOCK OPTION PLAN

1.             Definitions.  As used in this Restated 2001 Stock Option Plan of Aspen Technology, Inc., the following terms shall have the following meanings:

1.1           [Reserved]

1.2           Cause means (a) any willful act or grossly negligent act which results in material injury to the Company or any Related Corporation or any employee or advisor thereof, or (b) any conviction, guilty plea or nolo contendre plea to any crime involving moral turpitude.

1.3           [Reserved]

1.4           Code means the Internal Revenue Code of 1986, as amended.

1.5           Committee means the Compensation Committee of the Company’s Board of Directors.

1.6           Company means Aspen Technology, Inc.

1.7           Grant Date means the date on which an Option is granted, as specified in Section 7.

1.8           Incentive Option means an option which qualifies for tax treatment under Section 422 of the Code.

1.9           Major  Shareholder means a person who, within the meaning of Section 422(b)(6) of the Code, is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a related Corporation.

1.10         Market Value means the value of a share of Stock of the Company on any date as determined by the Committee.

1.11         Option means an option to purchase shares of the Stock granted under the Plan.

1.12         Option Agreement means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

1.13         Option Price means the price paid by an Optionee for an Option under this Plan.

1.14         Option  Share means any share of Stock of the Company transferred to an Optionee upon exercise of an Option pursuant to this Plan.

1.15         Optionee means a person eligible to receive an Option, as provided in Section 6, to whom an Option shall have been granted under the Plan.

1.16         Plan means this 2001 Stock Option Plan of the Company.

1.17         Related Corporation means a Parent Corporation or a Subsidiary Corporation, each as defined in Section 424 of the Code.

1.18         Stock means common stock, $.10 par value, of the Company.

1.19         Stock Purchase Agreement means an agreement between the Company and the Optionee or other person exercising an Option, as contemplated by Section 14.

2.             Purpose.  This 2001 Stock Option Plan is intended to encourage ownership of the Stock by employees and advisors of the Company and its Related Corporations and to provide additional incentive for them to promote the success of the Company’s business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all the Options must be Incentive Options.

3.             Term of the Plan.  Options under the Plan may be granted after June 30, 2001 and before July 1, 2010.

4.             Stock Subject to the Plan.  Subject to the provisions of Section 16 of the Plan, the number of shares of the Stock attributable to the exercise of Options granted under the Plan plus the number of shares then issuable upon exercise of outstanding options granted under the Plan shall at no time exceed 4,000,000 increased automatically at each of July 1, 2002, July 1, 2003 and July 1, 2004 by the number equal to 5% of the Stock outstanding on the preceding June 30 rounded down to the largest even multiple of 10,000. Unless and until the Plan is amended, however, at no time may the number of shares purchasable under Options which are Incentive Options exceed 8,000,000 shares. Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted.

5.             Administration. The Plan shall be administered by the Committee, provided, that the Committee may delegate to an executive officer or officers the authority to grant Options to employees who are not officers in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make the following determinations with respect to each Option to be granted by the Company: (a) the employee or advisor to receive the Option; (b) the time of granting the Option; (c) the number of shares subject thereto; (d) the Option Price; (e) the Option period; and (f) if the Optionee is an employee, whether the Option is an Incentive Option. In making such determinations, the Committee may take into account the nature of the services rendered by the employees and advisors, their present and potential contributions to the success of the Company and its Related Corporations, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the matters referred to in this Section 5 shall be conclusive.

6.             Eligibility.  An Option may be granted only to an employee or advisor of one or more of the Company and its Related Corporations. A director of one or more of the Company and its Related Corporations who is not also an employee of one or more of the Company and its Related Corporations shall not be eligible to receive an Option. A Major Shareholder shall be eligible to receive an Incentive Option only if the Option Price is at least 110% of the Market Value on the Grant Date and only if the Incentive Option expires, to the extent not theretofore exercised, on the fifth anniversary of the Grant Date.

7.             Time of Granting Options.  The granting of an Option shall take place at the time specified by the Committee. Only if expressly so provided by the Committee, shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee.

8.             Option Price.  The Option Price under each Incentive Option shall be not less than 100% of the Market Value of the Stock on the Grant Date except that the Option Price under an Incentive Option granted to a Major Shareholder must be not less than 110% of the Market Value.

9.             Option  Period; Exercisability.  No Option may be exercised later than the tenth anniversary of the Grant Date or, for an Incentive Option granted to a Major Shareholder, the fifth anniversary of the Grant Date. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may accelerate the exercisability of the Option in whole or in part at any time, but only if (a) the acceleration of any Incentive Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code, or (b) the Optionee consents to the acceleration.

10.           Maximum Size of Option.  No person shall be granted Options to purchase more than 1,000,000 shares of Stock. To the extent that the aggregate Market Value of Stock for which one or more Incentive Options become exercisable by an Optionee for the first time in any calendar year exceeds $100,000, the most recent Option shall be treated as a nonstatutory option, and not an Incentive Option. For purposes of this Section 10, all Options granted to an Optionee by the Company shall be considered in the order in which they were granted, and the Fair Market Value shall be determined as of the Grant Dates.

11.           Exercise of Option.  An Option may be exercised only by giving written notice, in the manner provided in Section 20 hereof, specifying the number of shares as to which the Option is being exercised, accompanied by (a) full payment for such shares in the form of (X) a check or bank draft payable to the order of the Company, (Y) certificates representing shares of the Stock with a current Market Value equal to the Option Price of the shares to be purchased, or (Z) irrevocable instructions to a brokerage firm to sell a sufficient number of the Option Shares to generate the full exercise price plus all applicable withholding taxes and to pay over to the

Company such proceeds of sale, and (b) such additional amount in one or more of the foregoing forms as the Company may reasonably require to permit the Company to comply with applicable withholding tax requirements. Receipt by the Company of such notice and payment shall constitute the exercise of the Option or a part thereof. The Company shall thereafter deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares then being purchased by the Optionee. Such shares shall be fully paid and nonassessable. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Optionee to take any action in connection with shares being purchased upon exercise of the option, exercise of the option and delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which shall be taken at the Company’s expense.

12.           Notice of Disposition of Stock Prior to Expiration of Specified Holding Period.  The Company may require that the person exercising an Incentive Option give a written representation to the Company, satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of shares purchased upon exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the person making the disposition remit to the Company an amount sufficient to satisfy those requirements.

13.           Transferability of Options. Except as provided in this Section 13, Options shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee. The Committee may, at or after the grant of an Option that is not an Incentive Option provide that the Option may be transferred by the recipient to an immediate family member without payment of any consideration. For this purpose, “immediate family member” means an Optionee’s parents, siblings, spouse and issue, spouses of such issue and any trust for the benefit of, or the legal representative of, any of the preceding persons, or any partnership substantially all of the partners of which are one or more of such persons or the Optionee.

14.           Stock Purchase Agreement.  Each Optionee exercising an option, at the request of the Company, will be required to sign a Stock Purchase Agreement representing in form satisfactory to counsel for the Company that he or she will not transfer, sell or otherwise dispose of the Option Shares at any time purchased by him or her, upon the exercise of any portion of the Option, in a manner which would violate the Securities Act of 1933, as amended, and the regulations of the Securities and Exchange Commission thereunder; and the Company may, at its discretion, make a notation on any certificates issued upon exercise of options to the effect that such certificate may not be transferred except after receipt by the Company of an opinion of counsel satisfactory to it to the effect that such transfer will not violate such Act and such regulations, and may issue “stop transfer” instructions to its transfer agent, if any, and make a “stop transfer” notation on its books as appropriate. Such Stock Purchase Agreement shall include such other provisions as the Company may determine are appropriate.

15.           Termination of Association.  Unless otherwise provided by the Committee for any Option, in the event that the Optionee’s employment or other association is terminated for any reason (other than retirement, death, disability or Cause) or the Optionee’s employer or advised entity is no longer the Company or a Related Corporation, the Option, to the extent exercisable at termination, may be exercised by the Optionee at any time within 3 months after termination unless terminated earlier by its terms. If termination results from the retirement, death or disability of the Optionee, the Option, to the extent exercisable at the date of termination, may be exercised by the Optionee or, in the event of death, the person to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time within 12 months after the date of termination, unless terminated earlier by its terms.  If termination is due to Cause, the Option shall lapse immediately upon termination. Military or sick leave shall not be deemed a termination of employment provided that it does not exceed the longer of 90 days or the period during which the absent employee’s re-employment rights are guaranteed by statute or by contract.

16.           Adjustments for Changes in Common Stock and Certain Other Events.

(a)          Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a normal cash dividend, (i) the number and class of securities available under the Plan, (ii) the per-person limit set forth in Section 10, (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the number that may be Incentive Options shall be appropriately adjusted by the Company (or substituted awards may be made, if applicable) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate.  If this Section 16(a) applies and Section 16(c) also applies to any event, Section 16(c) shall be applicable to such event, and this Section 16(a) shall not be applicable.

(b)   Liquidation or Dissolution.  In the event of a proposed liquidation or dissolution of the Company, the Committee shall upon written notice to the Optionees provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

(c)          Reorganization and Change in Control Events.

(1)          Definitions

(a)          A “Reorganization Event” shall mean:

(i)             any merger or consolidation of the Company with or into another entity as a result of which all of the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property; or

(ii)          any exchange of all of the Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(b)         A “Change in Control Event” shall mean:

(i)             the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y)  of subsection (iii) of this definition; or

(ii)          such time as the Continuing Directors (as defined below) do not constitute a majority of the Company’s Board of Directors (the “Board”) (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the  Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii)       the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination, excluding for all purposes of this clause (x) any shares of common stock or other securities of the Acquiring Corporation attributable to any such individual’s or entity’s ownership of securities other than Outstanding Company Common Stock or Outstanding Company Voting Securities immediately prior to the Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(c)          “Good Reason” shall mean any significant diminution in the Optionee’s title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Optionee from and after such Reorganization Event or Change in Control Event, as the case may be.

(d)         “Cause” shall mean any (i) willful failure by the Optionee, which failure is not cured within 30 days of written notice to the Optionee from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Optionee which affects the business reputation of the Company.

(2)          Effect on Options

(a)          Reorganization Event.  Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Committee shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Optionee and the Company, such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Optionee’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Optionee or is terminated without Cause by the Company or the acquiring or succeeding corporation.  For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Stock for each share of Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Committee shall, upon written notice to the Optionees, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Optionees before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Stock will receive upon consummation thereof a cash payment for each share of Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Committee may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Optionee shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(b)         Change in Control Event that is not a Reorganization Event.  Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Optionee and the Company, each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Optionee’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Optionee or is terminated without Cause by the Company or the acquiring or succeeding corporation.

17.           Stock Reserved.  The Company shall at all times during the term of the Options reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

18.           Limitation of Rights in the Option Shares.  An Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Optionee.

19.           Termination and Amendment of the Plan.  The Board of Directors of the Company may at any time terminate the Plan or make such amendment to the Plan as it shall deem advisable, provided that, except as provided in Section 16, it may not, without the approval by the holders of a majority of the Stock, change the classes of persons eligible to receive Options or increase the maximum number of shares available for option under the Plan. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option. The Company may also, in its discretion, permit any option to be exercised prior to the date on which it vests.

20.           Notices.  Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered in hand, if to the Company, to its Chief Financial Officer at Ten Canal Park, Cambridge, MA 02141 and, if to the Optionee, to the address as the Optionee shall last have furnished to the Company.